Exhibit 99.1

Contact:	Dan Cravens 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS APRIL TRAFFIC RESULTS
TEMPE, Ariz. May 5, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced April and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.7 billion, down 5.0 percent versus April 2009. Mainline capacity was 5.7 billion available seat miles (ASMs), down 2.5 percent versus April 2009. Passenger load factor for the month of April was 82.7 percent, down 2.1 points versus April 2009.
US Airways President Scott Kirby said, “Our April consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 13 percent versus the same period last year while total revenue per available seat mile increased approximately 14 percent on a year-over-year basis. The revenue environment continues to improve with strengthening corporate demand and overall booked yields.
“In addition, thanks to our 30,000 employees, US Airways continues to run an efficient and on-time airline. April was the best operational month in US Airways’ post-merger history, setting new records for all of our operational metrics including the best on-time performance, the lowest baggage mishandling handling rate, and the highest completion factor month since the merger in September 2005.”
For the month of April, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 88.6 percent with a completion factor of 99.6 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended April 30, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
APRIL

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,597,666	3,865,565	(6.9)
Atlantic	653,874	651,277	0.4
Latin	489,444	471,420	3.8

Total Mainline Revenue Passenger Miles	4,740,984	4,988,262	(5.0)

Mainline Available Seat Miles (000)
Domestic	4,288,633	4,458,303	(3.8)
Atlantic	807,337	822,654	(1.9)
Latin	639,759	603,835	5.9

Total Mainline Available Seat Miles	5,735,729	5,884,792	(2.5)

Mainline Load Factor (%)
Domestic	83.9	86.7	(2.8	) pts
Atlantic	81.0	79.2	1.8	pts
Latin	76.5	78.1	(1.6	) pts

Total Mainline Load Factor	82.7	84.8	(2.1	) pts

Mainline Enplanements
Domestic	3,807,560	3,969,937	(4.1)
Atlantic	159,525	168,250	(5.2)
Latin	367,907	375,356	(2.0)

Total Mainline Enplanements	4,334,992	4,513,543	(4.0)

YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	13,695,390	14,437,495	(5.1)
Atlantic	2,116,293	2,022,295	4.6
Latin	1,982,517	1,837,091	7.9

Total Mainline Revenue Passenger Miles	17,794,200	18,296,881	(2.7)

Mainline Available Seat Miles (000)
Domestic	16,766,424	17,551,027	(4.5)
Atlantic	2,928,854	2,902,590	0.9
Latin	2,619,031	2,410,288	8.7

Total Mainline Available Seat Miles	22,314,309	22,863,905	(2.4)

Mainline Load Factor (%)
Domestic	81.7	82.3	(0.6	) pts
Atlantic	72.3	69.7	2.6	pts
Latin	75.7	76.2	(0.5	) pts

Total Mainline Load Factor	79.7	80.0	(0.3	) pts

Mainline Enplanements
Domestic	14,344,616	14,946,496	(4.0)
Atlantic	520,568	522,619	(0.4)
Latin	1,455,027	1,453,699	0.1

Total Mainline Enplanements	16,320,211	16,922,814	(3.6)
Notes:
1) Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2) Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
APRIL

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	177,180	176,142	0.6

Express Available Seat Miles (000)
Domestic	250,056	258,343	(3.2)

Express Load Factor (%)
Domestic	70.9	68.2	2.7	pts

Express Enplanements
Domestic	662,942	655,694	1.1
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	633,680	646,499	(2.0)

Express Available Seat Miles (000)
Domestic	957,803	1,019,764	(6.1)

Express Load Factor (%)
Domestic	66.2	63.4	2.8	pts

Express Enplanements
Domestic	2,333,556	2,409,580	(3.2)
Notes:
1) Canada is included in domestic results.

Consolidated US Airways Group, Inc.
APRIL

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,774,846	4,041,707	(6.6)
Atlantic	653,874	651,277	0.4
Latin	489,444	471,420	3.8

Total Consolidated Revenue Passenger Miles	4,918,164	5,164,404	(4.8)

Consolidated Available Seat Miles (000)
Domestic	4,538,689	4,716,646	(3.8)
Atlantic	807,337	822,654	(1.9)
Latin	639,759	603,835	5.9

Total Consolidated Available Seat Miles	5,985,785	6,143,135	(2.6)

Consolidated Load Factor (%)
Domestic	83.2	85.7	(2.5	) pts
Atlantic	81.0	79.2	1.8	pts
Latin	76.5	78.1	(1.6	) pts

Total Consolidated Load Factor	82.2	84.1	(1.9	) pts

Consolidated Enplanements
Domestic	4,470,502	4,625,631	(3.4)
Atlantic	159,525	168,250	(5.2)
Latin	367,907	375,356	(2.0)

Total Consolidated Enplanements	4,997,934	5,169,237	(3.3)
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	14,329,070	15,083,994	(5.0)
Atlantic	2,116,293	2,022,295	4.6
Latin	1,982,517	1,837,091	7.9

Total Consolidated Revenue Passenger Miles	18,427,880	18,943,380	(2.7)

Consolidated Available Seat Miles (000)
Domestic	17,724,227	18,570,791	(4.6)
Atlantic	2,928,854	2,902,590	0.9
Latin	2,619,031	2,410,288	8.7

Total Consolidated Available Seat Miles	23,272,112	23,883,669	(2.6)

Consolidated Load Factor (%)
Domestic	80.8	81.2	(0.4	) pts
Atlantic	72.3	69.7	2.6	pts
Latin	75.7	76.2	(0.5	) pts

Total Consolidated Load Factor	79.2	79.3	(0.1	) pts

Consolidated Enplanements
Domestic	16,678,172	17,356,076	(3.9)
Atlantic	520,568	522,619	(0.4)
Latin	1,455,027	1,453,699	0.1

Total Consolidated Enplanements	18,653,767	19,332,394	(3.5)
Notes:
1) Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2) Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of April:
•	Converted seasonal service from Philadelphia to both Brussels and Zurich and Charlotte, N.C. to Paris (Charles de Gaulle) to new, year-round service, providing our customers with more full-year trans-Atlantic options.
•	Began operating both international and domestic flights at Philadelphia International Airport’s (PHL) Terminal A-East upon the relocation of Delta to Terminal D. The airline now has full or shared access to all international gates at PHL, which reduces operational challenges and provides a better airport experience for our customers.
•	Moved to a cashless cabin for purchases on board mainline domestic flights. By accepting credit and debit cards only in-flight expedites the cabin service process and reduces back-end processing time and costs.
•	At month’s end, 39 out of 51 (or 76 percent) of the airline’s Airbus A321s had Gogo® Inflight Internet installed. By June 1, all 51 aircraft will be equipped with this new wireless Internet product.
About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 30,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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